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                                                                      EXHIBIT 21
                    SUBSIDIARIES OF FLAGSTAR COMPANIES, INC.
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                         NAME                               STATE OF INCORPORATION
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Flagstar Corporation                                               Delaware
TWS Funding, Inc.                                                  Delaware
Denny's Holdings, Inc.                                             New York
Spartan Holdings, Inc.                                             New York
AMS Holdings, Inc.                                                 New York
Canteen Holdings, Inc.                                             New York
TWS 800 Corp.                                                      Delaware
TWS 300 Corp.                                                      Delaware
TWS 500 Corp.                                                      Delaware
TWS 600 Corp.                                                      Delaware
TWS 700 Corp.                                                      Delaware
TWS 200 Corp.                                                      Delaware
El Pollo Loco, Inc.                                                Delaware
Portiontrol Food, Inc.                                              Texas
Eaves Packing Company, Inc.                                        Georgia
Denny's, Inc.                                                     California
Proficient Food Company                                           California
DFC Trucking Co.                                                    Texas
DFO, Inc.                                                          Delaware
Denny's Realty, Inc.                                               Delaware
Quincy's Restaurants, Inc.                                         Alabama
Flagstar Enterprises, Inc.*                                        Alabama
Spartan Realty, Inc.                                               Delaware
Flagstar Systems, Inc.                                             Delaware
Spartan Management, Inc.                                           Delaware
Quincy's Realty, Inc.                                              Alabama
Spardee's Realty, Inc.                                             Alabama
IM Parks, Inc.                                                     Delaware
IM Stadium, Inc.                                                   Delaware
Canteen Management Services, Inc.                                  Delaware
TW Recreational Services, Inc.                                     Delaware
Volume Services, Inc.                                              Delaware
United Food Management Service, Inc., N.Y.                         New York
Volume Services, Inc.                                               Kansas
Special Events of Texas, Inc.                                       Texas
Events Center Catering, Inc.                                       Wyoming
Denny's Management, Inc.                                           Delaware
CB Development #6, Inc.                                           California
C B R Development Co. Inc.                                        California
Danny's Do Nuts #10, Inc.                                         California
Denny's Restaurants of Idaho, Inc.                                  Idaho
La Mirada Enterprises No. 1, Inc.                                   Texas
La Mirada Enterprises # 5, Inc.                                   Wisconsin
La Mirada Enterprises #6, Inc.                                    Wisconsin
La Mirada Enterprises #7, Inc.                                    Wisconsin
La Mirada Enterprises #8, Inc.                                    Wisconsin
La Mirada Enterprises #9, Inc.                                    Wisconsin
La Mirada Enterprises #14, Inc.                                    Maryland
WDH Services, Inc.                                                 Delaware
Denny's, Inc. Charitable Fund                                     California
Harold Butler Enterprises #362, Inc.                              California
Harold Butler Enterprises #607, Inc.                               Delaware
Denny's of Canada, Ltd.                                        British Columbia
Denny's Restaurants of Canada, Ltd.                            Federal (Canada)
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* Flagstar Enterprises, Inc. of Delaware is an assumed name for use only in
  Ohio.